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Exhibit 23.01(b)

Richards, Layton & Finger
A Professional Association
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
(302) 651-7700
Fax (302) 651-7701
www.rlf.com

December 5, 2002

Sidley Austin Brown & Wood
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603

  Re: JWH Global Trust

Ladies and Gentlemen:

        Reference is made to Post-Effective Amendment No. 7 to the Form S-1 Registration Statement (Reg. No. 333-33937) (the "Post-Effective Amendment") as filed with the United States Securities and Exchange Commission (the "SEC") on or about December 5, 2002, by you on behalf of JWH Global Trust, and the related Prospectus of JWH Global Trust. In connection with the foregoing, we hereby consent to the use of our name under the heading "Lawyers; Accountants" in the Post-Effective Amendment. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Richard, Layton & Finger, P.A.

DKD/jmb

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  Exhibit 23.01(b)